J. Paul Kenote Certified Public Accountant, P.C.
                      1618 S.W. First Ave.
                            Suite 215
                       Portland, OR 97201

July 31, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

     RE: Ranes International Holdings, Inc. 1997 Incentive
     Compensation Program

Ladies and Gentlemen:

As certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1998 in Ranes International Holdings, Inc. Form 10-KSB for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

Sincerely,
J. Paul Kenote, CPA, P.C.
/s/ J. Paul Kenote, CPA